Exhibit 8.2

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point Richmond, Virginia 23218

September 6, 2013

Virginia Commerce Bancorp, Inc.

5350 Lee Highway

Arlington, Virginia 22207

Ladies and Gentlemen:

We have acted as special counsel to Virginia Commerce Bancorp, Inc., a Virginia corporation (“Virginia Commerce”), in connection with the proposed merger (the “Merger”) of Virginia Commerce with and into George Mason Bankshares, Inc., a Virginia second-tier bank holding company incorporated pursuant to the VSCA (“George Mason”) and a wholly owned subsidiary of United Bankshares, Inc. (“United Bankshares”), a West Virginia bank holding company incorporated pursuant to the West Virginia Business Corporation Act, in accordance with the applicable provisions of the VSCA and pursuant to the Agreement and Plan of Reorganization (the “Agreement”) dated as of January 29, 2013. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinions concerning certain United States federal income tax matters.

In rendering our opinions set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by Virginia Commerce and United Bankshares, including factual statements and representations set forth in officers’ certificates dated the date hereof from officers of Virginia Commerce and United Bankshares (the “Representation Letters”). For purposes of rendering our opinions, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting these opinions will be waived by any party to the Agreement), (ii) the statements concerning the transactions contemplated by the Agreement and the parties referred to in the Agreement, the Registration Statement and the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Agreement, the Registration Statement or the Representation Letters regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant) in each case as if made without such qualification, and (iv) the parties to the Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement. Our opinions assume and are expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in this paragraph.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER”, (i) we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) we adopt as our opinion, insofar as they may be construed as conclusions of U.S. federal tax law, the statements set forth in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER—Consequences to Shareholders.”

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP